Exhibit 99.4

Acquired Properties

Unaudited Combined Statements of Revenues and Direct Operating Expenses

(In thousands)

	Nine Months Ended September 30,
	2015	2014

Total revenues	$32,973	$65,539

Direct operating expenses:
Lease operating expenses	16,835	19,763
Production taxes	2,651	5,375
Total direct operating expenses	19,486	25,138

Excess of revenues over direct operating expenses	$13,487	$40,401

See accompanying notes to unaudited combined statements of revenues and direct operating expenses.

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Acquired Properties

Notes to Unaudited Combined Statements of Revenues and Direct Operating Expenses

1.	BASIS OF PRESENTATION

On September 3, 2015, EV Energy Partners, L.P. (“EVEP”) entered into three agreements with certain institutional partnerships managed by EnerVest, Ltd. (the “EnerVest Partnerships”) to acquire oil and natural gas properties in the Appalachian Basin, the San Juan Basin and the Austin Chalk (the “Acquired Properties”) for a combined cash consideration of $147.9 million. The acquisitions closed on October 1, 2015, and are subject to customary closing conditions and purchase price adjustments.

Only a portion of the EnerVest Partnerships’ oil and natural gas properties were acquired, and these oil and natural gas properties did not constitute a stand alone entity, segment or division of the EnerVest Partnerships. Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying historical statement of revenues and direct operating expenses were carved out from the EnerVest Partnerships’ historical accounting records and are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission (the “SEC”) Regulation S–X. This statement is not intended to be a complete presentation of the results of operations of the Acquired Properties as it does not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with operating revenues from oil, natural gas and natural gas liquids.

These unaudited combined statements of revenues and direct operating expenses included herein have been prepared pursuant to the rules and regulations of the SEC. Accordingly, certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. We believe that the presentations and disclosures herein are adequate to make the information not misleading. These unaudited combined statements of revenues and direct operating expenses reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods.

2.	CONCENTRATION OF CREDIT RISK

The Acquired Properties’ revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, customers may be similarly affected by changes in economic and other conditions within the industry. Expected losses are provided for currently and actual losses have been within management’s expectations.

3.	USE OF ESTIMATES

The preparation of the combined statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

4.	REVENUE RECOGNITION

Revenues from the sale of oil, natural gas and natural gas liquids are recognized when production is sold to a purchaser at fixed or determinable prices, when delivery has occurred and title has transferred and collectability of the revenue is reasonably assured. The Acquired Properties follow the sales method of accounting for natural gas revenues. Under this method of accounting, revenues are recognized based on volumes sold to purchases, which may differ from the volume to which the Acquired Properties are entitled based on its working interest.

5.	SUBSEQUENT EVENTS

We evaluated subsequent events through December 11, 2015, the date that the combined statement of revenues and direct operating expenses was issued, and has determined that there were no subsequent events that required disclosure..

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